EXHIBIT 99.1

Sirona Announces Fair Value Option Exchange Offer

Long Island City, New York, December 12, 2008 – Sirona (Nasdaq: SIRO), a leading global manufacturer of technologically advanced, high quality dental equipment, today announced that its Board of Directors has authorized a fair value option exchange program for the Company’s 2006 Equity Incentive Plan. This exchange program, which is only available to employees and eligible consultants, is expected to provide additional incentive and retention value.

Under the terms of the exchange, participants will be able to tender options which have significantly higher exercise prices than the current market value and in return obtain a lower number of newly granted options. The exercise price of the new options will be the closing price of Sirona common stock on the NASDAQ Global Select Market on the exchange date, the date on which this offer expires. The option exchange program is designed so that the current fair value of options surrendered is equal to the fair value of the replacement options, and the exchange offer will not result in additional expense. The replacement options will have an additional year of vesting as compared to the surrendered options. Approximately 1.1 million options are eligible for exchange under the offer.

This press release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell shares of Sirona common stock or options to purchase Sirona common stock. The exchange offer will be made only pursuant to an offer to exchange and related materials that Sirona intends to distribute to its option holders and file with the Securities and Exchange Commission. Option holders should read carefully the offer to exchange and related materials because they will contain important information, including the various terms of, and conditions to, the exchange offer. Option holders and stockholders will be able to obtain a free copy of the tender offer statement on Schedule TO, the offer to exchange, and other documents that Sirona intends to file with the Securities and Exchange Commission at the Commission’s website at www.sec.gov, or directly from Sirona using the contact information below. Option holders are urged to carefully read these materials prior to making any decision with respect to the exchange offer.

About Sirona Dental Systems, Inc.

Recognized as a leading global manufacturer of technologically advanced, high quality dental equipment, Sirona has served equipment dealers and dentists worldwide for more than 125 years. Sirona develops, manufactures, and markets a complete line of dental products, including the CAD/CAM restoration equipment (CEREC), digital and film-based intra-oral, panoramic and cephalometric X-ray imaging systems, dental treatment centers and handpieces. Visit http://www.sirona.com for more information about Sirona and its products.

Contact information:

John Sweeney, CFA

Vice President, Investor Relations

Sirona Dental Systems, Inc.

+1 718 482 2184

john.sweeney@sirona.com

This press release and any attachment thereto contains forward-looking information about Sirona Dental Systems, Inc.’s financial results, guidance and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You can identify these statements by the use of words such as “may,” “could,” “estimate,” “will,” “believe,” “anticipate,” “think,” “intend,” “expect,” “project,” “plan,” “target,” “forecast”, and similar words and expressions which identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, the market for dental product and services, pricing, future sales volume of the Company’s products, the possibility of changing economic, market and competitive conditions, dependence on products, dependence on key personnel, technological developments, intense competition, market uncertainties, dependence on distributors, ability to manage growth, dependence on key suppliers, dependence on key members of management, government regulation, acquisitions and affiliations, readers are urged to carefully review and consider various disclosures made by the Company in its Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K filed with the U.S. Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements contained in this document or the attachments to reflect new information or future events or developments after the date any such statement is made.